Exhibit 3.289
SECOND AMENDED AND RESTATED BYLAWS
OF
TESTVONICS, INC.,
A NEW HAMPSHIRE CORPORATION

ARTICLE I

Meetings of Shareholders
Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such time and place and on such date in each year as may be fixed by the board of directors and stated in the notice of the meeting, for the election of directors and the transaction of such other business as may properly come before the meeting.
Section 2. Special Meetings. Special meetings of the shareholders may be called upon the written request of the chairman of the board of directors, the chief executive officer, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.
Section 3. Notices of Meetings. Unless waived, and except as otherwise required by law, written notice of each annual or special meeting stating the date, time, place and purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty days nor less than ten days before any such meeting. If mailed, such notice shall be directed to the shareholder at the shareholder’s address as the same appears upon the records of the Corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Bylaws.
Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the board of directors determines that a meeting shall be held at some other place within or without the State of New Hampshire and causes the notice thereof to so state.
Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion; and provided, further, that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such class, and the affirmative vote of the majority of shares of such class so present shall be the act of such class. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.
Section 6. Record Date. The board of directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) receive payment of any dividend or other distribution or allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of shares. Such record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors. Such record date shall not be more than seventy days before the date of such meeting.
If a record date shall not be fixed in respect of any such matter, the record date shall be determined in accordance with the New Hampshire Business Corporation Act.
Section 7. Proxies. A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of the person’s other rights, by proxy or proxies appointed by a writing via an appointment form signed by such person or via an electronic transmission.

ARTICLE II

Directors
Section 1. Number of Directors. The number of directors constituting the board of directors of the Corporation, none of whom need be shareholders, shall be fixed from time to time by resolution of the shareholders or by vote of a majority of the board of directors then in office.
Section 2. Election of Directors. Directors shall be elected at the annual meeting of shareholders. At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.
Section 3. Term of Office. Each director shall hold office until the annual meeting next succeeding such director’s election and until such director’s successor is elected and qualified, or until such director’s earlier resignation, removal from office or death.
Section 4. Removal. Any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed.
Section 5. Vacancies. Vacancies in the board of directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is held. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until such director’s successor has been elected and qualified.
Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those directors present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.
Section 7. Annual Meeting. Annual meetings of the board of directors shall be held immediately following annual meetings of the stockholders, or as soon thereafter as is practicable. If no annual meeting of the stockholders is held, or if directors are not elected thereat, then the annual meeting of the board of directors shall be held immediately following any special meeting of the stockholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the stockholders, it shall be held at the same place at which such stockholders’ meeting was held.
Section 8. Regular Meetings. Regular meetings of the board of directors shall be held at such times and places, within or without the State of New Hampshire, as the board of directors may, by resolution, from time to time determine. The secretary shall give notice of each such resolution to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.
Section 9. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer, the president, any vice president or any two members of the board of directors, and shall be held at such times and places, within or without the State of New Hampshire, as may be specified in such call.
Section 10. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have a reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least three days prior to the meeting and directed to the residence of each director as shown upon the secretary’s records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in writing, by any director either before or after such meeting.
Section 11. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation, if any, for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who serve on the executive committee or on any standing or special committee may, by resolution of the board, be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

ARTICLE III
Committees
Section 1. Executive Committee. The board of directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of one or more directors, the members of which shall be elected by the board of directors to serve during the pleasure of the board. If the board of directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein, prohibited by law or in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the board of directors, possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the Corporation. The committee may not: authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the board of directors; approve or propose to shareholders action that requires be approved by shareholders; fill vacancies on the board of directors or on any of its committees; nor adopt, amend, or repeal bylaws. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the board of directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.
Section 2. Meetings of Executive Committee. Subject to the provisions of these Bylaws, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the board of directors, and it shall also meet at the call of the chairman of the board, the chief executive officer, the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 10 of Article II relating to the notice required to be given of meetings of the board of directors shall also apply to meetings of the members of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in writing without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.
Section 3. Other Committees. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors. The provisions of

Section 1 and Section 2 of this Article shall govern the appointment and action of such committees so far as consistent, unless otherwise provided by the board of directors. Vacancies in such committees shall be filled by the board of directors or as the board of directors may provide.

ARTICLE IV
Officers
Section 1. General Provisions. The board of directors shall elect officers, which shall include a president, a secretary and a treasurer. The board of directors may also elect a chairman of the board of directors, a chief executive officer, such number of vice presidents, if any, may create such offices and appoint such other officers, subordinate officers and assistant officers as it may from time to time determine. The chairman of the board, if one is elected, shall be, but the other officers need not be, chosen from among the members of the board of directors. Any two or more of such offices may be held by the same person.
Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the board of directors, and, unless sooner removed by the board of directors, until the annual meeting of the board of directors following the date of their election and until their successors are chosen and qualified. The board of directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the board of directors.

ARTICLE V
Duties of Officers
Section 1. Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the board of directors and meetings of shareholders and shall have such other powers and duties as may be prescribed by the board of directors.
Section 2. Chief Executive Officer. The chief executive officer, if any, shall have, subject to the powers of the board of directors, charge of the overall general direction of the business and affairs of the Corporation, control of the general policies relating to all aspects of the Corporation’s business operations, and the power to fix the compensation of officers and the power to remove officers. In the absence of the chairman of the board, or if none is elected, the chief executive officer shall preside at meetings of shareholders. The chief executive officer may appoint and discharge agents and employees and perform such other duties as are incident to such office. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these Bylaws. In the absence or disability of the chief executive officer, or if no chief executive officer is elected or appointed, the president shall perform any and all duties of the chief executive officer.
Section 3. President. The president shall be the chief operating officer of the Corporation and shall have such other powers and duties as may be prescribed by the board of directors or the chief executive officer. The president shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring the president’s signature; and shall have all the powers and duties prescribed by law and such others as the board of directors may from time to time assign.
Section 4. Vice Presidents. The vice presidents, if any, shall have such powers and duties as may from time to time be assigned to them by the board of directors, the chief executive officer or the president. At the request of the chief executive officer or the president, or in the case of such officer’s absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.
Section 5. Secretary. The secretary shall keep minutes of all the proceedings of the shareholders and the board of directors and shall make proper record of the same, which shall be attested by the secretary; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require the secretary’s signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the board of directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned by the board of directors, the chief executive officer or the president.
Section 6. Treasurer. The treasurer shall have general supervision of all finances; shall have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the board of directors. The treasurer shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required; and shall have such other powers and duties as may from time to time be assigned by the board of directors, the chief executive officer or the president.
Section 7. Assistant and Subordinate Officers. Each other officer shall perform such duties as the board of directors, the chief executive officer or the president may prescribe. The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.
Section 8. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

ARTICLE VI

Indemnification of Officers, Directors and Others
Section 1. Indemnification. The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words “liabilities” and “expenses” shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys’ fees and costs. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which any person indemnified or being advanced expenses may be entitled under any statute, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent, and shall inure to the benefits of the heirs, executors and administrators of such person.

The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise.

For purposes of this Article, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

The provisions of this Article shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the New Hampshire Business Corporation Act or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves the provision of services by, such director, officer, employee or agent with respect to an employee benefit plan and its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

The Corporation hereby acknowledges that a person entitled to indemnification pursuant to this Article (an “Indemnified Party”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Corporation hereby agrees (i) that it (or, to the extent applicable, its insurance provider) is the indemnitor of first resort (i.e., its obligations to an Indemnified Party are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Party are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by an Indemnified Party and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of these Bylaws without regard to any rights an Indemnified Party may have against such other sources, and (iii) irrevocably waives, relinquishes and releases such other sources from any and all claims against such other sources for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by such other sources on behalf of an Indemnified Party with respect to any claim for which such Indemnified Party has sought indemnification from the Corporation shall affect the foregoing, and such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Party against the Corporation. Any such other sources are express third party beneficiaries of this paragraph and, at the request of any Indemnified Party, the Corporation shall acknowledge its obligations under this paragraph to any such other sources.

ARTICLE VII
Certificates for Shares
Section 1. Form and Execution. Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each shareholder in such form as shall be approved by the board of directors. Such certificates shall be signed by any two of the following officers of the Corporation: the chairman or vice-chairman of the board of directors, the chief executive officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary; provided, however, that the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.
Section 2. Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.
Section 3. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances, if any, satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.
Section 4. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE VIII
Fiscal Year
The fiscal year of the Corporation shall end on such date in each year as shall be designated from time to time by the board of directors.

ARTICLE IX
Seal
The board of directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the Corporation.

ARTICLE X
Amendments
These Bylaws shall be subject to alteration, amendment, repeal, or the adoption of new Bylaws either by the affirmative vote of a majority of the board of directors or by written consent of all members of the board of directors, or by the affirmative vote or written consent of the holders of record of a majority of the outstanding shares of the Corporation, present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present.

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